SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to
Rule 14a-11(c) or Rule 14a-12

KOMAG, INCORPORATED

(Name of Registrant as Specified in Its Charter)

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NOTICE OF

ANNUAL MEETING
OF STOCKHOLDERS
AND
PROXY STATEMENT

Beneficial owners of stock held by banks, brokers

or investments plans in “street name” will need
proof of ownership to be admitted to the meeting.
A recent brokerage statement or letter from your
broker are examples of proof of ownership.

KOMAG, INCORPORATED
Building 10, 1710 Automation Parkway
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2004

       We invite you to attend the Annual Meeting of stockholders. The Annual Meeting will be held at our headquarters, Building 10, 1710 Automation Parkway, San Jose, California 95131 on Wednesday, May 12, 2004, at 10:00 a.m. At the Annual Meeting, we will:

1) elect three Class II directors for a term of three years and until their successors are duly elected and qualified;

2) amend our 2002 Qualified Stock Option Plan to increase the number of shares reserved for issuance by 650,000 shares and make certain other changes;

3) ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending January 2, 2005; and

4) transact such other business as may properly come before the meeting or any adjournment of the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned Komag stock at the close of business on March 22, 2004 will be entitled to vote at the Annual Meeting. You may inspect a list of stockholders entitled to vote at the Annual Meeting at our offices. The prompt return of your proxy will assist us in preparing for the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

      All stockholders are cordially invited to attend the Annual Meeting. A map to the location of the Annual Meeting is included at the end of the Proxy Statement for reference.

Sincerely,

THIAN HOO TAN
Chief Executive Officer

San Jose, California

April 8, 2004

IMPORTANT:	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE PROMPTLY ON THE ENCLOSED PROXY

For additional information regarding Komag, please contact:

Komag, Incorporated

Attn: Investor Relations
1710 Automation Parkway
San Jose, California 95131

Financial information may also be accessed on our Web site at: www.komag.com

-i-

KOMAG, INCORPORATED

Building 10, 1710 Automation Parkway
San Jose, California 95131

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 12, 2004

GENERAL

      Our Board of Directors is soliciting proxies for our Annual Meeting to be held on Wednesday, May 12, 2004. The Annual Meeting will begin at 10:00 a.m. at our headquarters, Building 10, 1710 Automation Parkway, San Jose, CA 95131. Stockholders who owned Komag, Incorporated (Komag) stock on March 22, 2004 will be entitled to notice of and to vote at the Annual Meeting.

      We first mailed this Proxy Statement and accompanying proxy to our stockholders on or about April 8, 2004.

Voting

      Your vote is important. As we describe in more detail below, if you were a holder of Komag stock on March 22, 2004 you may vote two ways:

•	by attending the meeting, or

•	by marking, signing, dating, and mailing your proxy in the envelope provided.

      On March 22, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 27,501,204 shares of common stock outstanding. Each stockholder is entitled to one vote for each share of common stock held by that stockholder. Other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each matter. Abstentions with respect to any matter other than the election of directors are treated as shares present or represented and have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

      Any person giving a proxy has the power to revoke it at any time before its exercise. You may revoke your proxy by filing a notice of revocation or another signed proxy with a later date with our Secretary at our principal executive office, 1710 Automation Parkway, San Jose, California 95131. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

      Komag will pay the entire cost of soliciting, including preparing, assembling, printing and mailing this Proxy Statement and any additional soliciting materials furnished to our stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. In addition, we may reimburse those persons for their costs of forwarding the solicitation materials to the beneficial owners. Our directors, officers, employees or agents may also solicit proxies on our behalf. We will not pay any additional compensation to these individuals for any of those services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding ownership of our common stock as of March 22, 2004 by each person known to us to be the beneficial owner of 5% or more of our common stock, based on information provided to us by the stockholders named below and 13(d), 13(f) or 13(g) filings with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table below and the table that follows possesses sole voting and investment power with respect to all shares of common stock shown held by such person.

	Shares Beneficially
	Owned(1)
Name and Address of
Beneficial Owner	Number		Percentage

Cerberus Partners, L.P.	6,426,800	(2)	23.4%
450 Park Avenue, 28th Floor
New York, NY 10022-2605
JDS Capital Management, Inc.	2,015,558	(3)	7.3%
780 Third Avenue, 45th Floor
New York, NY 10017
Attention: Giora Payes, Barbara Romasulo
FMR Corp.	1,510,620	(4)	5.5%
82 Devonshire Street
Boston, MA 02109

(1)	The number of shares outstanding and percent of ownership is based on 27,501,204 shares of our common stock outstanding as of March 22, 2004.

(2)	As disclosed in the Schedule 13D filed by Stephen Feinberg, Stephen Feinberg exercises the sole power to vote and the sole power to direct the disposition of all of the shares of the common stock held by Cerberus Partners, L.P.

(3)	As disclosed in the Schedule 13F filed by JDS Capital Management, Inc., the JDS Capital Management, Inc.’s ownership was calculated by aggregating the ownership of the following funds: JDS Capital, L.P., managed by JDS Capital Management, LLC and Dimensional Partners, Ltd., with JDS Capital Management, Inc. as a subadvisor.

(4)	As disclosed in the Schedule 13G filed by FMR Corp.: FMR Corp.’s, ownership was calculated by aggregating the ownership of Fidelity Management & Research Company (“Fidelity”) and Fidelity Management Trust Company (“FMTC”), both of which are wholly-owned subsidiaries of FMR Corp.; Edward C. Johnson III, FMR Corp., through its control of Fidelity, and Fidelity each has sole power to dispose of the shares held by Fidelity; and Edward C. Johnson III and FMR Corp., through its control of FMTC, each has sole dispositive power and sole power to vote or direct the voting of shares of commons stock held by FMTC.

STOCK OWNERSHIP BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

      The table below indicates the number of shares of our common stock beneficially owned as of March 22, 2004 by

•	our directors;

•	each of the current executive officers listed in the Summary Compensation Table below; and

•	all current directors and executive officers as a group.

      Unless otherwise indicated, the principal address of each of the stockholders below is c/o Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131.

	Shares Beneficially Owned

Name	Number	Percentage

Thian Hoo Tan(1)	228,125	*
Michael A. Russak(2)	64,291	*
Christopher H. Bajorek(3)	74,063	*
Ray L. Martin(4)	28,333	*
Tsutomu T. Yamashita(5)	36,146	*
Current executive officers and directors as a group (19 persons)	625,090	2.3%

*	Less than one percent of the common stock as of March 22, 2004.

(1)	Includes 168,750 shares of unissued, restricted common stock held in our deferred compensation plan, which may be withdrawn within 60 days of March 22, 2004 and 59,375 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 22, 2004.

(2)	Includes 44,500 shares of unissued, restricted common stock held in our deferred compensation plan, which may be withdrawn within 60 days of March 22, 2004 and 19,791 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 22, 2004.

(3)	Includes 56,250 shares of unissued, restricted common stock held in our deferred compensation plan, which may be withdrawn within 60 days of March 22, 2004 and 17,813 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 22, 2004.

(4)	Includes 12,500 shares of unissued, restricted common stock held in our deferred compensation plan, which may be withdrawn within 60 days of March 22, 2004 and 15,833 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 22, 2004.

(5)	Includes 26,250 shares of unissued, restricted common stock held in our deferred compensation plan, which may be withdrawn within 60 days of March 22, 2004 and 9,896 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 22, 2004.

CORPORATE GOVERNANCE MATTERS

      Komag is committed to having sound corporate governance principles. Komag’s Corporate Governance Guidelines are available at www.komag.com/investors/corp——governance.html.

Board Meetings and Committees

      The Board of Directors held ten meetings in 2003. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Each incumbent director up for election at the upcoming Annual Meeting attended 100% of the Board of Directors and Committee meetings held in 2003. No director attended less than 75% of meetings of the Board of Directors and/or Committee meetings. Certain matters were approved by the Board of Directors or a Committee of the Board of Directors by unanimous written consent. The Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee, Compensation Committee and Nominating and Governance Committee each have a written charter that has been approved by the Board of Directors. The Audit Committee Charter is attached as Appendix B, the Compensation Committee Charter is attached as Appendix C and the Nominating and Governance Committee Charter is attached as Appendix D. Each of our Committee charters are also posted on our website at www.komag.com/investors/corp  governance.html. The Audit Committee, Compensation Committee and Nominating and Governance Committee are described as follows:

Name of Committees		Number of
and Members	Functions of the Committees	Meetings in 2003

AUDIT Paul A. Brahe, Harry G. Van Wickle and Raymond H. Wechsler	— monitors and reviews corporate financial reporting and internal and external audits; — provides the Board of Directors the results of its examinations and recommendations; — outlines to the Board of Directors improvements made, or to be made, in internal accounting controls; — appoints independent auditors; and — provides the Board of Directors with other information and materials necessary to make the Board of Directors aware of significant financial matters.	8
COMPENSATION Chris A. Eyre, Kenneth R. Swimm and Michael Lee Workman	— reviews and approves the compensation policies for employees, executive officers, directors and consultants; — administers the stock option plan; and — administers the employee stock purchase plan.	5
NOMINATING AND GOVERNANCE Neil S. Subin and David G. Takata	— reviews, solicits and makes recommendations to our Board of Directors and stockholders with respect to candidates for election to the Board and works with the Board in evaluation of potential successors to executive management positions; — develops corporate governance principles; and — oversees the evaluation of the Board of Directors.	3

Audit Committee Financial Expert

      The Board of Directors of Komag has determined that Audit Committee member Raymond H. Wechsler is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Board Independence

      The Board has determined that each of the current directors standing for re-election has no material relationship with (either directly as a partner, stockholder or officer of an organization that has a relationship with Komag) and is independent within the meaning of Komag’s director independence standards, which reflect NASDAQ Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the members of each of the Committees has no material relationship with Komag (either directly as a partner, stockholder or officer of an organization that has a relationship with Komag) and is “independent” within the meaning of Komag’s director independence standards.

Consideration of Director Nominees

Stockholder Nominees

      The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, home and business contact information, detailed biographical data and information regarding any relationships between the candidate and Komag within the last three years and evidence of the nominating person’s ownership or beneficial ownership of Komag stock and amount of stock holdings. Stockholder nominations should be addressed to:

Corporate Secretary
Komag, Incorporated
1710 Automation Parkway
San Jose, CA 95131

In addition, the bylaws of Komag permit stockholders to nominate directors for consideration at an annual stockholders meeting by meeting the requirements set forth in the bylaws and the rules and regulations of the Securities and Exchange Commission.

Director Qualifications

      The guidelines of the Nominating and Governance Committee sets forth Board membership criteria that apply to Nominating and Governance Committee-recommended nominees for a position on Komag’s Board. The Nominating and Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Nominating and Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the Nominating and Governance Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Identifying and Evaluating Nominees for Directors

      The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, any recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Komag’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board to meet the criteria set forth above in “Director Qualifications.”

Communications with the Board

      Stockholders of Komag may contact any of our directors by writing to them by mail or express mail c/o Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131. Any stockholder communications directed to the Board of Directors (other than concerns regarding questionable accounting or auditing matters directed directly to the Audit Committee) will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in Komag’s stockholder communications log. The Corporate Secretary will forward all such original stockholder communications to the Board of Directors for review.

Director Attendance at Annual Stockholders’ Meeting

      The Board of Directors has a policy that members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. At the last annual meeting of stockholders held on May 20, 2003, five members of the Board of Directors attended.

Director Compensation

      Non-employee members of our Board of Directors receive $6,000 per fiscal quarter, a $2,000 meeting fee for each board meeting attended, and $1,000 for each committee meeting attended, including telephonic meetings. Upon emergence from bankruptcy, new Audit Committee members also received a one-time payment of $5,000. We granted each non-employee director an option to purchase 10,000 shares of our common stock on March 17, 2003 with an exercise price of $6.48, of which one-quarter vested on October 7, 2003, and  1/36th of the remaining options vest monthly thereafter. Additionally, on July 25, 2003, we granted each non-employee director an option to purchase 5,000 shares of common stock with an exercise price of $13.16, of which one-quarter vested on October 7, 2003, and  1/36th of the remaining options vest monthly thereafter. Directors are reimbursed for reasonable expenses related to attending board and committee meetings.

Code of Ethics

      Komag has adopted a code of business conduct and ethics for directors, officers (including Komag’s principal executive officer, principal financial officer and controller) and employees, known as the Standards of Business Conduct. The Standards of Business Conduct are available on Komag’s website at www.komag.com/investors/corp  governance.html.

Item No. 1 — Election of Class II Directors

ELECTION OF DIRECTORS

General

      We currently have nine members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders. Directors Paul A. Brahe, Kenneth R. Swimm and Michael Lee Workman are the Class II directors whose terms expire at the Annual Meeting of Stockholders to be held May 12, 2004. Directors Thian Hoo Tan, Raymond H. Wechsler and Neil S. Subin are the Class III directors whose terms will expire at the 2005 Annual Meeting of Stockholders, and directors Chris A. Eyre, David G. Takata and Harry G. Van Wickle are the Class I whose terms will expire at the 2006 Annual Meeting of Stockholders. All of the Class II nominees are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three Class II nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote “FOR” the election of each of the Class II nominees listed above.

Nominees

      The Class II nominees were recommended by members of the Nominating and Governance Committee, all of whom are non-management directors, which recommendation was ratified by the Board of Directors. The names of the members of our Board of Directors, including the Class II nominees, their ages as of March 22, 2004 and certain information about them are set forth below.

Name	Age	Principal Occupation

Thian Hoo Tan	55	Chairman of the Board and Chief Executive Officer of Komag
Paul A. Brahe(1)*	34	Founder, Tiburon Research
Chris A. Eyre(2)	57	Managing Director, Legacy Venture
Neil S. Subin(3)	39	Managing Director and President, Trendex Capital Management
Kenneth R. Swimm(2)*	69	Retired
David G. Takata(3)	41	President and Chief Executive Officer, Engage Capital
Harry G. Van Wickle(1)	56	Private Investor
Raymond H. Wechsler(1)	58	Chairman and Chief Executive Officer, American Equity Partners, Inc.
Michael Lee Workman(2)*	47	Chief Executive Officer, Pillar Data Systems

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

*	Denotes nominee for election at the 2004 Annual Meeting of Stockholders

      Mr. Thian Hoo Tan joined our company in 1989, and started our first San Jose, California, manufacturing facility in 1989, our Penang operations in 1993, and our Sarawak operations in 1996. Mr. Tan returned to the United States and assumed the position of Senior Vice President, Worldwide Operations, from 1996 through his appointment to his present position of Chief Executive Officer in 1999. Before joining our company, Mr. Tan was Vice President of Operations at HMT. Mr. Tan holds B.S. and M.S. degrees in Physics from the University of Malaya in Kuala Lumpur.

      Mr. Brahe has served as a member of our Board of Directors since June 30, 2002, when we emerged from bankruptcy. Mr. Brahe is currently affiliated with Tiburon Research, a consulting group he founded in 2001. From 2000 through 2001, and also from 1994 through 1998, he was a partner and portfolio manager for Apodaca Investment Group. From 1998 through 2000, Mr. Brahe served as a principal and also as Director of Research for Preferred Capital Markets. Mr. Brahe holds a B.A. degree from Stanford University.

      Mr. Eyre has served as a member of our Board of Directors since September 1983. Mr. Eyre served as Chairman of the Board from October 2000 to January 2002. Since March 2001, he has been the managing Director of Legacy Venture, an organization devoted to amplifying the size and effectiveness of philanthropy. Mr. Eyre has been a private investor for many years and from 1976 to 1987 served as a founding general partner of Merrill, Pickard, Anderson & Eyre, the pioneering venture capital firm that emerged from Bank of America. He has served on the boards of numerous public and private companies. He is now a board member of or advisor to several non-profit philanthropic organizations. Mr. Eyre holds a B.S. degree from Utah State University and an M.B.A. from Harvard Business School.

      Mr. Subin has served as a member of our Board of Directors since June 30, 2002, when we emerged from bankruptcy. Mr. Subin is currently Managing Director and President of Trendex Capital Management, a

private investment fund focusing primarily on financially distressed companies, which he formed in 1991. Mr. Subin is also currently a member of the Board of Directors of First Avenue Networks, Inc. and New Alliance Insurance Company. Mr. Subin has been actively involved in the formation of, and has served on, official and ad hoc committees of debt and equity security holders in restructuring of companies including The Lionel Corporation, The Zale Corporation, R.I.I., Macy & Co., Interco, Inc., Hillsborough Holdings Corp./ Jim Walter Corp., Morrison Knudsen Corp., Flagstar Cos., Anacomp, Inc., UDC Homes, Inc., Trans World Airlines, Inc., Buenos Aires Embotteladora S.A., Golden Books Family Entertainment, Inc., Boston Chicken, Inc., Iridium LLC, Metricom, Inc., and the Federal Mogul Corporation. Mr. Subin holds a B.A. degree from Brooklyn College.

      Mr. Swimm has served as a member of our Board of Directors since June 30, 2002, when we emerged from bankruptcy. In 1997 Mr. Swimm retired after enjoying 35 years in the aerospace business, most recently as President of the Lockheed Martin Management and Data Systems Company. Mr. Swimm is a veteran in the business of national security and held key management positions with the U.S. Navy, the Nordem Division of United Aircraft, and General Electric’s Space Division and their Strategic Systems Department. Mr. Swimm has served on the Board of Directors for many companies, including Wam!net, the United Way, the Navy League, the Philadelphia Chamber of Commerce, AFCEA, the Security Affairs Support Association, the Philadelphia Museum of Art and the Philadelphia Opera Company. Mr. Swimm holds a B.A. degree in Liberal Arts and a B.S. degree in Electrical Engineering from Columbia College, and an M.S. in Electrical Engineering from the University of New Mexico.

      Mr. Takata has served as a member of our Board of Directors since June 30, 2002, when we emerged from bankruptcy. Mr. Takata is currently the President and CEO of Engage Capital, an independent investment firm. From 1999 through 2001, Mr. Takata served as the Senior Vice President of Equity Research, Technology Group of Gerard Klauer Mattison. From 1994 through 1999, Mr. Takata was Vice President of Equity Research, Technology of Gruntal & Company, a full service investment firm, and from 1986 to 1991, he was Manager of Computer Security for Hughes Aircraft Company. Mr. Takata holds a B.S. degree in Business Administration and Finance from California State University in Fresno.

      Mr. Van Wickle has served as a member of our Board of Directors since October 2000 when we merged with HMT. Mr. Van Wickle served as a member of HMT’s Board of Directors from May 1998 to October 2000. Mr. Van Wickle has been President and Chief Executive Officer of Intarsia Corporation, an integrated electronic component design and manufacturing company. Mr. Van Wickle is a 30-year veteran in semiconductor and disk drive manufacturing. From 1974 to 1992, Mr. Van Wickle held management positions at Texas Instruments, Fairchild Semiconductor, AT&T and Micropolis Corporation. From 1992 and prior to joining Intarsia, he was a Vice President in Operations of Dastek, a former subsidiary of Komag; Vice President of Manufacturing at Cypress Semiconductor; and President of Alphatec Electronics Corporation. Mr. Van Wickle holds a B.A. degree from Hobart College.

      Mr. Wechsler has served as a member of our Board of Directors since June 30, 2002, when we emerged from bankruptcy. Mr. Wechsler is currently Chairman and Chief Executive Officer of American Equity Partners, Inc., a holding company that was formed in 1992 to specifically focus on the restructuring of financially distressed companies. Mr. Wechsler has held executive officer positions and served as Chairman or on the Board of Directors of many companies, including Mueller Industries, United Press International, AT&T International, ERC Industries, Tandem Staffing Solutions, Accessory Place, Crystal Oil, Jos. A. Banks, Protect Services Industries, and Victoria Station, among others. He has been Administrative Trustee of the Towers Financial Corporation Administrative Trust. He is currently a member of the Board of Directors of Airway Industries, AMC Financial, CFN Liquidating Trust, Galaxy Cable, Tandem Staffing Solutions and Wam!net. Mr. Wechsler is a Certified Public Accountant and holds a B.A. from Queens College and an M.B.A. from Columbia University.

      Dr. Workman has served as a member of our Board of Directors since June 30, 2002, when we emerged from bankruptcy. Dr. Workman is currently the Chief Executive Officer and President of Pillar Data Systems, a post he has held since July 2001. Prior to joining Pillar, Dr. Workman was a Vice President of the Storage Systems Division of IBM. From 1993 to 1995, Dr. Workman served as Chief Technical Officer and Senior

Vice President of Connor Peripherals. He has co-authored textbooks on digital control and magnetic recording, numerous publications, and holds 15 patents. Dr. Workman holds a Ph.D. and an M.S. in Electrical Engineering from Stanford University, and a B.S. in Electrical Engineering from U.C. Berkeley.

Recommendation of Board of Directors

      We are seeking the affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the Annual Meeting for election of the three Class II directors for a term of 3 years and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO ELECT THE CLASS II DIRECTORS.

Item No. 2 —	Approval of the Amended and Restated 2002 Qualified Stock Plan to Increase the Number of Shares Reserved for Issuance by 650,000 and Make Certain Other Changes

Introduction

      We are asking stockholders to approve our amended and restated 2002 Qualified Stock Plan (the “Plan”) so that we may use it to achieve the Company’s goals and also receive a federal income tax deduction for certain compensation paid under the Plan. As a result of the amendment and restatement, we propose to increase the number of shares of our common stock available for issuance under the Plan by 650,000 shares, from 3,275,000 to 3,925,000 shares, and to allow us to grant a wider range of awards under the Plan, including stock appreciation rights, performance shares and performance units. The Board of Directors approved this amendment to the Plan in March 2004, subject to approval from the stockholders at the Annual Meeting. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If approved, the Plan replaces the currently operative Amended and Restated 2002 Qualified Stock Plan (the “Current Plan”) in its entirety.

      We strongly believe that the approval of the Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Plan are vital to our ability to attract, retain, and motivate outstanding and highly skilled individuals to further the Company’s goals. The amended and restated Plan will also help us to increase stockholder value by enabling us to link some of the vesting of awards to our performance. We will also be able to receive a federal income tax deduction for certain compensation paid under the Plan.

Summary of the Plan

      The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Background and Purpose of the Plan

      The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock purchase rights, (3) stock appreciation rights, (4) performance shares, and (5) performance units (individually, each an “Award”). The Plan is intended to help the Company attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to employees, directors and consultants, and promote the success of the Company.

Administration of the Plan

      Our Board of Directors or a committee of the Board (the “Administrator”) will administer the Plan. Members of any such committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company is entitled to receive a federal tax deduction for certain compensation paid under the Plan) and must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. (For the plan to qualify for exemption under Rule 16b-3, members of the committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board of Directors also may appoint one or more separate committees (whose members do not have to meet the previously discussed qualifications) to administer the Plan with respect to employees who are not officers or directors of the Company.

      Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, directors and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards.

      A total of 3,275,000 shares of our common stock (“Shares”) are reserved for issuance under the current Plan. As of March 22, 2004, 265,323 Shares remain available for future issuance. The amended and restated Plan will increase the total number of Shares available for issuance by 650,000 to 3,925,000; however, no more than 40% of the Shares reserved for issuance under the Plan may be issued pursuant to Awards with an exercise price or purchase price less than 100% of fair market value on the date of grant. In addition, Shares that are returned to the Current Plan as a result of termination, expiration or forfeiture will be available for issuance under the Plan.

      If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if the exercise or purchase price of an Award is paid through the tender of Shares, or if Shares are withheld to satisfy a withholding obligation, the number of Shares available for issuance shall be reduced by the net number of Shares issued. If we experience a stock dividend, reorganization or other change in our capital structure, the Administrator has discretion to adjust the number of Shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

      The Administrator selects the employees, directors, and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options

      A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,500,000 Shares. Notwithstanding the 1,500,000 Share limit, a participant may be granted options covering an additional 1,500,000 Shares in connection with his or her initial service.

      The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by incentive stock options or nonstatutory options intended to qualify as “performance based” under Section 162(m) of the Internal Revenue Code. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.

      An option granted under the Plan generally cannot be exercised until it vests. Options become exercisable at the times and on the terms established by the Administrator. The Administrator also determines when options expire, subject to the limitation that the term of an option may be no more than 10 years from the grant date (and, in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no more than 5 years).

      The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, promissory note, surrender of shares that meet conditions established by the Administrator to avoid adverse accounting consequences, and consideration received through a cashless exercise program.

      The Administrator may offer to buy out previously granted options at any time. However, options cannot be repriced nor can an option exchange program be implemented without first obtaining stockholder approval.

Stock Purchase Rights

      Awards of stock purchase rights (also referred to as restricted stock) are Shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the purchase price to be paid for the Shares, the number of Shares subject to an award of stock purchase rights, and any other terms and conditions of the Award (including vesting schedule); provided however, that no participant may be granted awards of stock purchase rights covering more than 500,000 Shares in any one fiscal year of the Company and no stock purchase right may vest at a rate less than one-third ( 1/3) of the covered Shares each year.

Stock Appreciation Rights

      Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. No participant may be granted stock appreciation rights covering more than 1,500,00 shares in any fiscal year of the Company, except that a participant may receive stock appreciation rights covering an additional 1,500,000 shares in connection with his or her initial employment.

      The Administrator determines the terms and conditions of stock appreciation rights, including the exercise price and when the stock appreciation right expires, subject to the limitation that no stock appreciation right may have a term of more than 10 years.

      The Administrator may offer to buy out previously granted stock appreciation rights at any time. However, the exercise price of outstanding stock appreciation rights may not be reduced without stockholder consent.

Performance Units and Performance Shares

      Performance units and performance shares are Awards that result in a payment to a participant if performance objectives are achieved or the Awards otherwise vest. The Administrator determines the terms and conditions of awards of performance units and performance shares, including the applicable performance objectives (which may be solely service-based); provided, however, that any period for measuring performance will be at least 12 months. Each performance unit and performance share generally has an initial value equal to the fair market value of one Share on the date of grant. The Administrator will determine the number of performance units and performance shares granted to any participant; provided, however, that during any fiscal year of the Company, no participant may be granted performance units with an initial value greater $5,000,000 or be granted more than 500,000 performance shares.

Performance Goals

      Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive, and for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid.

      We have designed the Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: cash flow, customer satisfaction, earnings, gross margin, market price of stock, market share, net income, operating income, operating margin, return on capital, return on equity, return on net assets, revenue and sales. Any criteria used may be measured, as applicable, in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Deferred Stock Units

      Shares acquired upon exercise (or vesting, as applicable) of a stock purchase right, performance shares and performance units may be paid-out in installments or on a deferred basis, as determined by the Administrator. In the event the Administrator decides to permit deferral, the Administrator shall establish rules and procedures governing how a participant may elect to defer payout.

Change of Control

      In the event of a “change in control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award immediately will vest and become exercisable (if applicable) as to all of the Shares (or cash) subject to the Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution, the Administrator will provide at least 15 days’ notice and the Award will terminate upon the expiration of such notice period.

      Certain officers of the Company may be granted limited stock appreciation rights in connection with their options. Upon a “hostile take-over,” each outstanding option with a limited stock appreciation right that has been in effect for at least six months automatically shall be cancelled and the stock appreciation right automatically shall be exercised. The shares subject to the cancelled options shall not be available for future issuance in the event that Plan is assumed and continued in connection with the hostile take-over.

Awards to be Granted to Certain Individuals and Groups

      The number of Awards that an employee or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our directors and executive officers have an interest in this proposal because they are eligible to receive discretionary Awards under the Plan. To date, only stock options and restricted stock have been granted under the current Plan. The following table sets forth (a) the aggregate number of Shares subject to options granted during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of Shares of restricted stock granted under the Plan during the last fiscal year, and (d) the dollar value of such Shares of restricted stock based on $18.05 per Share, the last reported trade price for Shares on March 22, 2004.

			Number of
	Number of	Average	Shares of	Dollar Value of
	Options	Per Share	Restricted	Shares of Restricted
Name of Individual or Group	Granted	Exercise Price	Stock Granted	Stock Granted

Thian Hoo Tan	150,000	$8.71	-0-	$0.00
Michael A. Russak	50,000	$8.71	-0-	$0.00
Christopher H. Bajorek	45,000	$8.71	-0-	$0.00
Ray L. Martin	40,000	$8.71	-0-	$0.00
Tsutomo Yamashita	25,000	$8.71	-0-	$0.00
All executive officers, as a group	425,000	$8.71	-0-	$0.00
All directors who are not executive officers, as a group(1)	120,000	$8.71	-0-	$0.00
All employees who are not executive officers, as a group	640,874	$9.48	6,585	$118,859.25

Limited Transferability of Awards

      Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.

      A participant does not recognize taxable income upon grant of a nonstatutory stock option. Upon exercise, the participant recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares is capital gain or loss.

Incentive Stock Options.

      A participant does not recognize taxable income upon the grant or exercise of an incentive stock option (except for purposes of the alternative minimum tax, in which case taxation upon exercise is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price is taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally recognizes ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any further gain or loss is capital gain or loss.

Stock Appreciation Rights.

      A participant does not recognize taxable income upon grant of a stock appreciation right. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Stock Purchase Rights, Performance Units and Performance Shares.

      A participant does not recognize taxable income upon grant of a stock purchase right, performance units or performance shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares. (If payout of an Award is deferred, a participant will not have taxable income until the Award is paid-out.) For restricted stock (that was acquired pursuant to a stock purchase right) only, a participant instead may elect to be taxed at the time of grant.

Tax Effect for the Company.

      The Company generally will be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). As discussed above, Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan

      The Board generally may amend or terminate the Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements, or if so promised by the Board. By its terms, the Plan automatically terminates in 2012.

Summary

      We believe strongly that the approval of the Plan is essential to our continued success. Our employees are our most important asset. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain, and motivate people whose skills and performance are critical to our success. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the Plan will enable us to grant such awards to executives, other eligible employees and our non-employee directors with the opportunity to purchase shares of our common stock.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 650,000 SHARES AND MAKE CERTAIN OTHER CHANGES.

Item No. 3 — Ratification of Independent Auditors

      The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending January 2, 2005. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of our company and our stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the selection of KPMG LLP.

      KPMG LLP has audited our financial statements since 2001. Representatives of the firm, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fiscal 2003 and 2002 Fees

KPMG LLP

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for the fiscal years ended December 28, 2003 and December 29, 2002, and fees for other services rendered by KPMG LLP.

	2003	2002

Audit fees(1)	$510,900	$424,117
Audit related fees	$12,220	—
Tax fees(2)	$131,285	—
All other fees(3)	—	214,994

(1)	Audit fees are for the audit and quarterly reviews, registration statement filings and statutory audits in foreign jurisdictions. The 2003 audit fees include fees related to the Company’s public equity and convertible debt offerings completed in January 2004. In 2002, such fees were generated for audit services rendered in two separate periods — the period prior to our emergence from bankruptcy, and the period beginning June 30, 2002.

(2)	Tax fees are for services relating to our property tax assessments.

(3)	All other fees are related to advice on bankruptcy-related issues.

Ernst & Young LLP

      The following table presents fees for professional services rendered by Ernst & Young LLP in 2003 and 2002.

	2003	2002

Audit fees(1)	$66,000	$22,500
Audit related fees	—	—
Tax fees	7,895	7,184
All other fees	—	—

(1)	Audit fees are for registration statement filings and required consents.

      Our 2003 Audit Committee considered and believed that the services to our company provided by KPMG LLP and Ernst & Young LLP were compatible with maintaining their independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2003, all of the services by KPMG LLP were approved by the Audit Committee in accordance with this policy. Audit services for Ernst & Young LLP relate to consents required for Securities and Exchange Commission filings as a result of Ernst & Young LLP acting as our auditor until November 2001, and fees for such services were not pre-approved by our Audit Committee but were subsequently reviewed and approved by our Audit Committee. Tax fees payable to Ernst & Young LLP for less than $10,000 do not require pre-approval by our Audit Committee.

Recommendation of the Board of Directors

      We are seeking the affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the Annual Meeting for the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending January 2, 2005. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL FOR THE RATIFICATION AND SELECTION OF KPMG LLP AS KOMAG’S INDEPENDENT AUDITORS.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 28, 2003, including the 2002 Employee Stock Purchase Plan and the 2002 Qualified Stock Option Plan.

			(C)
			Number of Securities
	(A)	(B)	Remaining Available
	Number of Securities	Weighted Average	for Future Issuance Under
	to Be Issued	Exercise Price	Equity Compensation
	upon Exercise of	of Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	1,857,585	$5.70	1,090,469
Equity compensation plans not approved by security holders	0	—	0
Total	1,857,585	$5.70	1,090,469 *

*	562,253 of the shares are available under Komag’s 2002 Qualified Stock Option Plan and 528,216 shares are available under Komag’s Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Employment and Change of Control Agreements

      In 2002, we entered into three-year employment contracts with the following executive officers: Christopher Bajorek, Kathleen A. Bayless, William Hammack, Kamran Honardoost, Ray Martin, Peter Norris, Michael Russak, Thian Hoo Tan and Tsutomo Yamashita. These agreements provide for base salary compensation (which is at least equal to compensation levels as of the date immediately prior to our filing for bankruptcy, including annual market adjustments), a term of employment until July 16, 2005, benefits and certain other severance benefits described below. The agreements also include a non-solicitation clause prohibiting for a period of twelve months following termination of employment the inducement or encouragement of any employee or customer of the company to terminate his or her employment with the company or customer relationship to the company.

Compensation upon Involuntary Termination

      The employment agreements provide that if an executive officer’s employment terminates other than voluntarily or for cause, and the executive officer signs and does not revoke a standard release of claims with the company, the executive officer will receive a severance amount equal to 2.99 times the executive officer’s annual compensation, which includes annualized base salary, expected bonus payments to be made during the year in which termination occurs, and the annualized value of the executive officer’s benefit package. The severance payment is to be paid in a single lump sum within 30 days of termination.

Compensation upon Change of Control

      In addition, the employment agreements provide the same severance payments referred to in the preceding paragraph to be made if any of the named executive officers are terminated without cause within six months of a change of control. The severance amount is to be paid in a single lump sum within 30 days of termination. Following a change of control, an executive officer shall be considered terminated without cause if the executive officer is not provided with an offer of comparable employment with the company or successor entity following the change of control with comparable duties, position and responsibilities in effect immediately prior to the change of control.

Definitions of Cause and Change of Control

      Under the employment agreements, cause is defined as an executive officer’s (i) act of dishonesty made in connection with the executive officer’s responsibilities as an employee, (ii) conviction of, or plea of nolo contendere to, a felony, (iii) gross misconduct, or (iv) continued substantial violations of his or her employment duties after an executive officer has received a written demand for performance from the company that specifically sets forth the factual basis for the company’s belief that the executive officer has not substantially performed his or her duties. Change of control is defined as: (i) any “person” (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the company representing 50% or more of the total voting power represented by the company’s then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the company with any other corporation that has been approved by the stockholders of the company, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the company or the surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the company approve a plan of complete liquidation of the company; or (iii) the date of the consummation of the sale or disposition by the company of all or substantially all the company’s assets.

Summary of Cash and Certain Other Compensation

      The following table sets forth the compensation earned by our Chief Executive Officer, and each of our four most highly compensated executive officers whose base salary and bonus for the 2003 fiscal year was in excess of $100,000, for services rendered in all capacities to us and our subsidiaries for the 2003, 2002, and 2001 fiscal years. In connection with our plan of reorganization, all shares and options outstanding as of June 30, 2002 were cancelled on June 30, 2002, the date we emerged from bankruptcy.

				Long-Term Compensation

	Annual Compensation			Stock	Restricted
				Options	Stock	All Other
		Salary	Bonus	Granted	Awards	Compensation
Name and Principal Position	Year	($)	($)(1)	(# of Shares)	($)(2)	($)(3)

Thian Hoo Tan	2003	465,577	726,300	150,000	—	5,000
Chief Executive Officer	2002	450,000	109,231	—	675,000	5,000
	2001	423,077	43,269	500,000	—	2,539
Michael A. Russak	2003	354,309	283,447	50,000	—	5,000
President and Chief	2002	350,000	115,385	—	270,000	5,000
Technical Officer	2001	334,231	200,000	200,000	—	4,260
Christopher H. Bajorek	2003	379,615	303,692	45,000	—	4,554
Executive Vice President —	2002	374,999	57,692	—	225,000	5,000
Advanced Technology	2001	374,999	36,058	106,000	—	1,969
Ray L. Martin	2003	309,231	278,308	40,000	—	6,464	(4)
Executive Vice President —	2002	300,000	77,404	—	150,000	6,688	(4)
Customer Sales and Service	2001	287,500	28,846	—	—	4,387	(4)
Tsutomo Yamashita	2003	267,692	256,692	25,000	—	5,000
Vice President, Process	2002	250,000	63,462	—	105,000	5,000
Development	2001	230,138	24,038	—	—	2,457

(1)	Includes amounts earned in 2001 and 2002 as retention bonuses under the Discretionary Bonus Plan, and amounts earned in 2003 as bonuses earned under the Target Incentive Plan.

(2)	Under our 2002 Deferred Compensation Plan, each eligible employee may defer his or her restricted stock awards. The minimum permitted deferral is 100% of such awards. All restricted stock deferred are deemed to give each participant an unsecured right to receive equal amounts of such shares of our common stock in the future. At the time when an eligible employee makes a deferral election, he or she also must elect the time and method for payment of the deferred amounts and those amounts are subject to the same vesting schedule that an employee’s restricted stock award would have been subject to if he or she had elected to receive such award. An eligible employee may elect to receive an unscheduled withdrawal of his or her vested deferred restricted stock amounts at any time (subject to a 10% penalty). The deferred restricted stock amounts will be paid in our common stock upon distribution. The calculation of dollar value was made by multiplying the number of restricted shares deferred by each executive officer by $3.00, the closing market price on October 7, 2002 (which is the date of the grant of the restricted stock award). One-quarter of the restricted shares vested on January 6, 2003, an additional one-quarter of the restricted shares vested on each of July 7, 2003 and January 6, 2004, and the final one-quarter of the restricted shares will vest on July 6, 2004.

(3)	Includes the matching contributions made by us on behalf of each named executive officer to our Section 401(k) Savings Program.

(4)	Includes $1,464 paid by us on behalf of Mr. Martin in connection with his personal use of an automobile in 2003 $1,688 in 2002 and $2,389 in 2001.

Option Grants

      The following table contains information concerning the stock option grants made to each of the named officers for the fiscal year 2003. No stock appreciation rights were granted during such year.

	Individual Grants(1)
					Potential Realizable
		% of Total			Value at Assumed
	Number of	Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation
	Underlying	Employees	Exercise		for Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted	Year(2)	($/Share)	Date	5%($)	10%($)

Thian Hoo Tan	100,000	8.43	6.48	3/17/13	407,523.72	1,032,745.11
	50,000	4.22	13.16	7/25/13	413,812.66	1,048,682.54
Michael A. Russak	33,300	2.81	6.48	3/17/13	135,705.40	343,904.12
	16,700	1.41	13.16	7/25/13	138,213.43	350,259.97
Christopher H. Bajorek	30,000	2.53	6.48	3/17/13	122,257.12	309,823.53
	15,000	1.26	13.16	7/25/13	124,143.80	314,604.76
Ray L. Martin	26,600	2.24	6.48	3/17/13	108,401.31	274,710.20
	13,400	1.13	13.16	7/25/13	110,901.79	281,046.92
Tsutomu T. Yamashita	16,000	1.34	6.48	3/17/13	65,203.79	165,239.22
	9,000	0.07	13.16	7/25/13	74,486.28	188,762.86

(1)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. Generally, the options have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Komag.

(2)	Based on an aggregate of 1,185,874 shares granted.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Komag’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises in fiscal year 2003 and option holdings as of December 28, 2003 with respect to each of the named officers. No options were exercised by the named officers during fiscal 2003. No stock appreciation rights were outstanding at the end of that year.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-The-Money Options at
	Fiscal Year-End(#)		Fiscal Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Thian Hoo Tan	43,750	106,250	218,898.06	531,601.94
Michael A. Russak	14,584	35,416	72,904.04	177,039.96
Christopher H. Bajorek	13,125	31,875	65,668.75	159,481.25
Ray L. Martin	11,666	28,334	58,239.74	141,448.26
Tsutomu T. Yamashita	7,292	17,708	35,186.16	85,443.84

(1)	The value of underlying securities is based on the $13.71 per share closing price of Komag’s common stock on December 28, 2003, minus the aggregate exercise price.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the Securities and Exchange Commission regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2003.

Other Business

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants for our fiscal year 2003, KPMG LLP, are responsible for expressing an opinion on the conformity of our fiscal year 2003 audited financial statements with accounting principles generally accepted in the United States of America. In this context, the Audit Committee reports as follows:

      1. The Audit Committee has reviewed and discussed the audited financial statements with our management.

      2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as modified or supplemented.

      3. The Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with our independent accountants the independent accountants’ independence.

      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2003, for filing with the Securities and Exchange Commission.

      Our Board of Directors has adopted an amended and restated written charter for the Audit Committee, a copy of which is attached to the Proxy Statement as Appendix B. Each of the members of the Audit Committee is independent as defined under the current applicable stock exchange listing standards.

Audit Committee

Paul A. Brahe
Harry G. Van Wickle
Raymond H. Wechsler

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

      All of our 2003 Compensation Committee’s members, Chris A. Eyre, Kenneth R. Swimm and Michael Lee Workman, are non-employee directors who are independent, as determined by our Board of Directors, within the meaning of applicable stock exchange listing standards. Chris A. Eyre was formerly an executive officer of the company, until his resignation on January 31, 2002. None of our executive officers served on the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or the Compensation Committee.

      The Compensation Committee is accountable for the approval of cash compensation programs that fairly compensate key executives and employees and that relate the pay levels of officers to the performance of our company. The Compensation Committee is also responsible for all stock option grants to executive officers.

Objectives of Our Executive Compensation Plan

      Our executive compensation is based on the premise that the executive officers are responsible for achievement of our goals and objectives and are rewarded when achievement of these goals results in successful financial performance. The Compensation Committee intends to control fixed salary costs, to provide a high degree of leverage in officers’ pay based on our actual performance, to allow flexibility to respond to specific individual issues such as retention, and to balance cost to stockholders against providing appropriate incentives for value creation. To structure the actual annual compensation plans, the Compensation Committee relies on research performed by an independent compensation consulting firm, and advice from our human resources department. For comparison purposes, we have identified a group of high-performing companies, or peer companies, both within and outside our industry. We compete with the peer companies for the hiring and retention of key executives and accordingly compare our executive compensation practices to these companies. Each peer company shares with us at least one attribute, such as high technology, location or size. These comparisons also include the relative financial performance of our company and the peer companies. Since executive search and retention is not necessarily industry specific, we make no attempt to correlate the list of peer companies with the companies in the Nasdaq Computer Manufacturers Index, our Industry index in the “Stock Performance Graph.”

      The total compensation plan developed for each officer includes base salary, incentive bonus and stock options in addition to participation in our Deferred Compensation Plan and 2002 Employee Stock Purchase Plan (subject to the same eligibility criteria applicable to all employees). Executive officers are also eligible to defer salary under our 401(k) Plan. Average base salary is targeted at the 50th percentile of base salaries for executives with similar positions among the peer companies. The Compensation Committee considers this level of base salary sufficient, in the context of the total compensation package, to attract and retain executives of the caliber required to manage a company that employs leading edge technology in a fiercely competitive, rapidly changing industry, while controlling this fixed component of compensation in the event of poor business conditions or company performance. On an individual basis, the base salaries of our executive officers range from the 40th percentile to the 75th percentile. Variation from the targeted range is due to individual qualifications, including performance, specific technical knowledge, experience and/or total targeted cash compensation as judged by the Compensation Committee.

      To complement base salary, the Compensation Committee administers the Target Incentive Plan for which executive officers and certain other designated employees are eligible. This incentive plan is designed to provide substantial rewards for exceeding financial performance targets and little or no payout when we perform poorly. Specifically, the incentive plan currently provides a pool of funds available for payments based on our actual operating performance as compared to the operating plan approved by the Board of Directors in the first quarter of each fiscal year. The Compensation Committee allocates this pool to eligible employees based on their target at plan expressed as a percentage of their respective base salary.

      In 2003, the incentive plan was based on meeting EBITDAR goals. The maximum pool of the incentive plan for 2003 was equal to 3% of EBITDAR if actual EBITDAR was greater than or equal to 132% of the 2003 incentive plan EBITDAR target. This percentage declined linearly with no payments to be made if our financial performance fell below 85% of our 2003 incentive plan EBITDAR target. In 2003, the incentive plan targets were exceeded and, as a result, the entire pool of funds was paid to our eligible employees as bonuses earned in 2003.

      For 2004, the maximum pool of the incentive plan for 2004 is equal to 3% of operating income when actual operating income is greater than or equal to 149% of the 2004 incentive plan operating income target. This percentage declines linearly with no payments to be made should our financial performance fall below 60% of our 2004 incentive plan operating income target.

      In addition to cash compensation, our executive compensation plan includes stock options that are designed to align the interests of the executive officers with those of stockholders, providing each officer with a significant incentive to manage our company from the long-term perspective of an owner with an equity stake in the business. The 2002 Qualified Stock Option Plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. The Compensation Committee had the sole responsibility for making option grants to our executive officers during 2003. The Compensation Committee also approved the guidelines for option grants made to other key employees during that fiscal year. All stock options were granted at market price on the date of grant, except that stock purchase rights and options to purchase 1,548,216 shares of common stock issued in connection with our plan of reorganization pursuant to our emergence from bankruptcy were granted at an exercise price of $0.00. All stock options have a maximum term of ten years.

      The Compensation Committee has established guidelines for the number of options to be granted to each level of executive officer, non-executive management and key individual contributor based on analysis of competitive data and internal estimates of the number of options necessary to attract and retain these employees. These guidelines were used to determine the range of options to be granted to each employee through our annual grant program. The Compensation Committee applied its judgment of individual performance when making specific grants to each executive officer.

Compensation of the Chief Executive Officer

      The base salary of Thian Hoo Tan, our Chief Executive Officer, for 2003 was at approximately the 50th percentile of salaries paid to executives in comparable positions at the peer companies we reviewed, in accordance with the Compensation Committee’s target. As a result of the Company exceeding the goals set forth in the 2003 Target Incentive Plan, Mr. Tan received $726,300 in bonus compensation in 2003. We granted Mr. Tan options to purchase 150,000 shares of our common stock in 2003.

      In addition, Mr. Tan is party to an employment contract that was entered into in connection with Komag’s emergence from bankruptcy on June 30, 2002 with all of the executive officers at that time. The agreement sets forth Mr. Tan’s base salary, a term of employment until July 16, 2005, benefits and certain severance benefits. See “Executive Compensation and Related Information — Employment and Change of Control Agreements” beginning on page 21 for more information about the terms of his agreement.

Compensation Committee

Chris A. Eyre
Kenneth R. Swimm
Michael Lee Workman

STOCK PRICE PERFORMANCE GRAPHS

Stock Performance Graph since July 26, 2002

      The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index. The graph assumes that $100 was invested in our common stock on September 27, 2002 (the first fiscal quarter end date our shares began trading after emerging from bankruptcy on June 30, 2002) and in the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index, including reinvestment of dividends (although dividends have not been declared on our common stock). Historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of the last five quarters Cumulative Total Return of Komag, Incorporated, The Nasdaq Stock Market (US Companies) Index, and
the Nasdaq Computer Manufacturers Index

Prices Indexed to an Initial Investment of $100	9/27/2002	12/27/2002	3/28/2003	6/27/2003	9/26/2003	12/26/2003

Komag, Incorporated	$100.00	$148.33	$249.67	$399.67	$573.33	$457.00
Nasdaq Composite	$100.00	$112.58	$114.53	$135.35	$149.28	$164.35
Nasdaq Computer Mfg	$100.00	$111.85	$114.59	$140.11	$148.45	$152.05

Stock Performance Graph prior to June 30, 2002

      Komag emerged from bankruptcy on June 30, 2002. As a result, stock prices, financial statements, as well as the related earnings per share calculations for the periods ended prior to June 30, 2002, are not comparable to the stock prices, financial statements and earnings per share calculations for periods ended after June 30, 2002.

      The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index. The graph assumes that $100 was invested in our common stock on December 26, 1997 until June 30, 2002 in the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index, including reinvestment of dividends (although dividends have not been declared on our common stock). Historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Cumulative Total Return from 12/97 to 6/02

of Komag, Incorporated, The Nasdaq Stock Market (US Companies) Index, and
the Nasdaq Computer Manufacturers Index

Prices Indexed to an Initial Investment of $100	9/26/1997	12/31/1998	12/31/1999	12/29/2000	12/28/2001	6/28/2002

Komag, Incorporated	$100.00	$72.49	$21.83	$4.58	$0.25	$0.04
Nasdaq Composite	$100.00	$146.45	$271.57	$163.78	$132.54	$98.19
Nasdaq Computer Mfg	$100.00	$228.66	$485.39	$276.73	$194.39	$139.69

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. In accordance with the applicable rules under the Securities Exchange Act of 1934, as amended, any proposal or nomination must be submitted in writing to our Secretary within a reasonable time before we begin to print and mail our 2005 proxy materials. This submission must include certain specified information concerning the proposal. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131 no later than December 8, 2004, the date 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of submitting such a proposal.

Sincerely,

THIAN HOO TAN
Chief Executive Officer

KOMAG, INCORPORATED

      The Annual Meeting of Stockholders will be held at 10:00 a.m. on Wednesday, May 12, 2004, at Komag, Building 10, located at:

1710 Automation Parkway

San Jose, California 95131

Appendix A

KOMAG, INCORPORATED

Amended and Restated 2002 Qualified Stock Plan

KOMAG, INCORPORATED

AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN

(as of March 10, 2004)

      1. Purposes of the Plan. The purposes of this Amended and Restated 2002 Qualified Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

      Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares or Performance Units, as determined by the Administrator at the time of grant.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares or Performance Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(j) “Common Stock” means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.

(k) “Company” means Komag, Incorporated, a Delaware corporation.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Deferred Stock Unit” means a deferred stock unit Award granted to a Service Provider pursuant to Section 13.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means the holder of an outstanding Award granted under the Plan.

(z) “Performance Goals” means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) customer satisfaction, (iii) earnings, (iv) gross margin, (v) market price of stock, (vi) market share, (vii) net income, (viii) operating income, (ix) operating margin, (x) return on capital, (xi) return on equity, (xii) return on net assets, (xiii) revenue and (xiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(aa) “Performance Share” means a performance share Award granted to a Service Provider pursuant to Section 11.

(bb) “Performance Unit” means a performance unit Award granted to a Service Provider pursuant to Section 12.

(cc) “Plan” means this Amended and Restated 2002 Qualified Stock Plan.

(dd) “Restricted Stock” means Shares, acquired upon exercise of a Stock Purchase Right, that are subject to vesting, if any.

(ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff) “Section 16(b)” means Section 16(b) of the Exchange Act.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as a SAR.

(jj) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan, as evidenced by a Notice of Grant.

(kk) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 3,925,000 Shares; provided, however, that in no event shall more than 40% of the Shares that remain available for issuable under the Plan as of March 10, 2004 be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. The Shares many be authorized, but unissued, or reacquired Common Stock.

      If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, under any Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

      If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

      4. Administration of the Plan.

      (a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

      (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights or SARs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or SAR to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii) to institute an exchange program whereby outstanding Options and/or SARs are surrendered in exchange for Awards with a lower exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

      5. Eligibility. Stock Purchase Rights, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6. Limitations.

      (a) ISO $100,000 Rule. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

      (c) 162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any fiscal year of the Company, (A) Option or SARs to purchase more than 1,500,000 Shares, (B) Stock Purchase Rights to purchase more than 500,000 Shares, (C) Performance Shares covering more than 500,000 Shares and (D) Performance Units with an initial value in excess of $5,000,000.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or SARS to purchase up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16(c)), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

      7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

      8. Stock Options.

      (a) Term of Options. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

      (b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

      (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

      (d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      (e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended beginning on the 91st day of a Participant’s leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (f) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (g) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (h) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      (i) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

      9. Stock Purchase Rights.

      (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

      (b) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that such option shall lapse at a rate no less than one-third ( 1/3) of the covered Shares each year. However, if the Administrator determines it is desirable for the Award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the repurchase option shall lapse based upon the achievement of Performance Goals.

      (c) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

      10. Stock Appreciation Rights.

      (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion.

The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

      (b) Exercise Price and other Terms. The Administrator, subject to the provision of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

      (c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

      (d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

      (e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

      (f) Expiration of SARs. Subject to the term stated in Section 10(b), a SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

      (g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

      (h) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

      (i) Death of Participant. If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

      (j) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

      11. Performance Shares.

      (a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares; provided, however, that (1) the performance milestones will be based on Performance Goals if the Administrator desires that the Award qualify as “performance-based compensation” under Section 162(m) of the Code, and (2) any period for measuring performance will be at least 12 months. Performance Shares shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

      (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

      (c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

      12. Performance Units.

      (a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units; provided, however, that (1) the performance milestones will be based on Performance Goals if the Administrator desires that the Award qualify as performance-based compensation under Section 162(m) of the Code, and (2) any period for measuring performance will be at least 12 months. Performance Units shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

      (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

      (c) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

      13. Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

      14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

      15. Leaves of Absence. Subject to any other provision of the Plan, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall recommence only upon return to active service.

      16. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares as well as the price per share of Common Stock covered by each such outstanding Award, and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vesting (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Change in Control.

(i) Options and SARs. In the event of a merger or Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

(ii) Officer Adjustment. Officers subject to the short-swing profit restrictions of Applicable Laws may, in the Administrator’s sole discretion, be granted limited Stock Appreciation Rights in tandem with their outstanding Options. Upon the occurrence of a Hostile Take-Over, each outstanding Option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the recipient shall in be entitled to a cash distribution from the Company in an amount equal to the excess of (a) the Take-Over Price of the Shares subject to the cancelled Option (whether or not such Shares are exercisable) over (b) the aggregate exercise price payable for such Shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Administrator nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution. The Shares subject to any Option cancelled for an appreciation distribution pursuant to this Section shall not be available for subsequent grant under the Plan.

(iii) Hostile Take-Over. A Hostile Take-Over shall be deemed to occur in the event (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company’s stockholders to accept, and (b) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Company Officers and Directors subject to the short-swing profit restrictions of Applicable Laws.

      The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting such Hostile Take-Over; provided, however, that if the cancelled option is an Incentive Stock Option, the Take-Over Price shall not exceed the Fair Market Value per share on the date of cancellation.

(iv) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a merger or Change in Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

      17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant.

      18. Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

      (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

      (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

      19. Conditions Upon Issuance of Shares.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or with respect to Performance Units, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to Performance Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

      21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      22. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

Komag, Incorporated

Audit Committee Charter

AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF

KOMAG, INCORPORATED

Purpose

      The purpose for the Audit Committee of the Board of Directors (the “Board”) of Komag, Incorporated (the “Company”) shall be to:

      (a) assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) the Company’s internal accounting and financial controls, improvements made or to be made in such controls.

      (b) prepare the Audit Committee report required in the annual proxy statement as set forth in the rules of the Securities & Exchange Commission (the “SEC”);

      (c) make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of Komag, Incorporated and its subsidiaries;

      (d) provide to the Board the results of its monitoring and examining and recommendations derived therefrom;

      (e) appoint the independent auditors, determine and approve the auditing fees, and oversee the engagement and work of the independent auditors;

      (f) provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require its attention; and

      (g) undertake those specific duties and responsibilities described in this charter as well as such other duties as the Board from time to time prescribe.

Membership

      The Audit Committee will consist of at least three members of the Board, each of whom will be appointed by and serve at the discretion of the Board and shall meet the following requirements, as well as any requirements promulgated by the SEC now or in the future:

      (a) Each member will be independent, (i) as defined by Nasdaq Rule 4200 and (ii) pursuant to the criteria provided in Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, and under any other applicable rule or regulation prescribed by the SEC or Nasdaq;

      (b) Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Audit Committee requirements;

      (c) At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities, in accordance with the Nasdaq Audit Committee requirements.

Responsibilities

      The responsibilities of the Audit Committee shall include:

      (a) Reviewing, on a periodic basis, the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

      (b) Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

      (c) Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving permissible non-audit services in those circumstances where a subsequent approval is necessary and permissible);

      (d) The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

      (e) Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements; and (vi) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

      (f) Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      (g) Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

      (h) Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

      (i) Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

      (j) Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters in accordance with SEC rules and regulations;

      (k) Reviewing, in conjunction with counsel, any legal matters that could have a significant effect on the Company’s financial statements;

      (l) Reviewing the performance of the independent auditors and ensuring that the independent auditors are accountable directly to the Audit Committee;

      (m) Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditor;

      (n) Reviewing related party transactions for potential conflicts of interest;

      (o) Reviewing and reassessing the adequacy of this formal written charter on an annual basis;

      (p) Reviewing its own performance;

      (q) Providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC rules; and

      (r) Performing other oversight functions as requested by the full Board.

      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

      The Audit Committee may retain, as it determines necessary, independent legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities or duties set forth above.

Meetings

      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule that it will provide to the Board in advance.

      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report and to otherwise fulfill its responsibilities under the charter.

Minutes

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Compensation

      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

APPENDIX C

Komag, Incorporated

Compensation Committee Charter

CHARTER FOR THE

COMPENSATION COMMITTEE

OF

KOMAG, INCORPORATED

Purpose:

      The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Komag, Incorporated (the “Company”) shall be to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and with respect to administration of the Company’s stock based compensation and incentive plans. The Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company.

      The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

Committee Membership and Organization:

      The Compensation Committee will be appointed by and will serve at the discretion of the Board. The Compensation Committee shall consist of no fewer than two members. The members of the Compensation Committee shall meet the (i) independence requirements of the listing standards of NASDAQ Rule 4200, (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      The members of the Compensation Committee will be appointed by the Board. Compensation Committee members will serve at the discretion of the Board.

Committee Responsibilities and Authority:

•	The Compensation Committee shall annually review and approve for the CEO and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements.

•	The Compensation Committee may make recommendations to the board with respect to incentive compensation plans.

•	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

•	The Compensation Committee shall make regular reports to the Board.

•	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Compensation Committee shall annually review its own performance.

•	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Compensation Committee shall be the administrator of the Company’s 2002 Qualified Stock Plan and its 2002 Employee Stock Purchase Plan.

C-1

APPENDIX D

Komag, Incorporated

Nominating and Governance Committee Charter

CHARTER FOR THE

NOMINATING AND GOVERNANCE COMMITTEE

OF

KOMAG, INCORPORATED

Purpose:

      The purpose of the Nominating and Governance Committee is to ensure that the Board of Directors (the “Board”) is properly constituted to meet its fiduciary obligations to stockholders and Komag, Incorporated (the “Company”) and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Governance Committee shall: (1) assist the board by identifying prospective director nominees and to recommend to the board the director nominees for the next annual meeting of stockholders; (2) develop and recommend to the board the governance principles applicable to the Company; (3) oversee the evaluation of the board and management; and (4) recommend to the board director nominees for each committee.

Committee Membership and Organization:

•	The Nominating and Governance Committee shall be comprised of no fewer than two (2) members.

•	The members of the Nominating and Governance Committee shall meet the independence requirements of NASDAQ Rule 4200.

•	The members of the Nominating and Governance Committee shall be appointed and replaced by the board.

Committee Responsibilities and Authority:

•	Evaluate the current composition, organization and governance of the board and its committees, determine future requirements and make recommendations to the board for approval.

•	Determine on an annual basis desired board qualifications, expertise and characteristics and conduct searches for potential board members with corresponding attributes. Evaluate and propose nominees for election to the board. In performing these tasks the Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Oversee the board performance evaluation process including conducting surveys of director observations, suggestions and preferences.

•	Form and delegate authority to subcommittees when appropriate.

•	Evaluate and make recommendations to the board concerning the appointment of directors to board committees, the selection of board committee chairs, and proposal of the board slate for election. Consider stockholder nominees for election to the board.

•	Evaluate and recommend termination of membership of individual directors in accordance with the board’s governance principles, for cause or for other appropriate reasons.

•	Conduct an annual review on succession planning, report its findings and recommendations to the board, and work with the board in evaluating potential successors to executive management positions.

•	Coordinate and approve board and committee meeting schedules.

•	Make regular reports to the board.

•	Review and re-examine this Charter annually and make recommendations to the board for any proposed changes.

D-1

•	Annually review and evaluate its own performance.

•	In performing its responsibilities, the Nominating and Governance Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

D-2

PROXY

KOMAG, INCORPORATED

May 12, 2004 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
KOMAG, INCORPORATED

     The undersigned stockholder of Komag, Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 2004 and hereby appoints Thian Hoo Tan and Kathleen A. Bayless, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the May 12, 2004 Annual Meeting of Stockholders of Komag, Incorporated, to be held on Wednesday, May 12, 2004, at 10:00 a.m. Pacific Time, at the offices of Komag, Incorporated, Building 10, 1710 Automation Parkway, San Jose, California 95131, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE THREE CLASS II DIRECTORS, VOTED “FOR” THE AMENDMENT OF THE 2002 QUALIFIED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 650,000 SHARES AND MAKE CERTAIN OTHER CHANGES, “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

1.	PROPOSAL TO ELECT THREE CLASS II DIRECTORS:

NOMINEES:

1)	Paul A. Brahe

2)	Kenneth R. Swimm

3)	Michael Lee Workman

For All	Withhold All	For all Except	To withhold Authority to vote, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

2.       PROPOSAL TO AMEND THE 2002 QUALIFIED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 650,000 SHARES AND MAKE CERTAIN OTHER CHANGES:

FOR	AGAINST	ABSTAIN

☐	☐	☐

     3.       PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 2, 2005:

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

Signature	Signature	Dated

This Proxy should be marked, dated and signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.